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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                 STATE OF     NAME UNDER WHICH
SUBSIDIARY                                     INCORPORATION  BUSINESS IS DONE
----------                                     ------------- -------------------
Adventures in Video, Inc......................  Minnesota    Adventures in Video
KDDJ Investments, Inc.........................  Minnesota    Movie Magic
Old Republic Entertainment, Inc...............  California   Video Tyme
Sulpizio One, Inc.............................  California   Video City
Leptis Magna, Inc.............................  Colorado     Video Unlimited